UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under § 240.14a-12

WALGREENS BOOTS ALLIANCE, INC.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

This Schedule 14A relates solely to preliminary communications made prior to furnishing security holders of Walgreens Boots Alliance, Inc. (the “Company”) with a definitive proxy statement and a transaction statement on Schedule 13E-3 related to a proposed transaction with Blazing Star Parent, LLC, a Delaware limited liability company (“Parent”), and Blazing Star Merger Sub, Inc., a Delaware corporation (“Merger Sub”), upon the terms and subject to the conditions set forth in the Agreement and Plan of Merger, dated as of March 6, 2025, by and among the Company, Parent and Merger Sub.

This Schedule 14A filing consists of an additional communication by the Company addressed to its international business stakeholders.

INTERNATIONAL Franchise Letter – Opticians

Dear [Name]

Nearly 13 years ago, Alliance Boots and Walgreens, entered into a strategic partnership that led to the creation of Walgreens Boots Alliance, the first global pharmacy-led, health and wellbeing enterprise. We’re proud of all that we have achieved together in that time, in particular the progress we have made on our transformation journey to enhance the experiences of our customers and patients across beauty, wellness and healthcare, online and in stores.

I am reaching out to share some news about our next chapter. WBA has entered into an agreement to be acquired by Sycamore Partners, a US based private equity firm, starting the process to become a private company.

With the consent of the Board, Stefano Pessina has entered into a reinvestment agreement with Sycamore. This means that, upon closing of the transaction, Stefano will continue to be a significant owner of the business, with Sycamore Partners.

The announcement includes WBA’s international businesses – including Boots (and Boots Opticians) and No7 Beauty Company.

We are confident that Sycamore is the right partner for us as we continue our transformation. They have a long history of collaborating with management teams and bring helpful perspectives, creativity and a track record of successful investments in retailers navigating change. With Sycamore we can further enhance customer and colleague experiences.

In the run up to this transaction, Sycamore spent considerable time getting to know our business, meeting with leaders and the Board and visiting stores. They are supportive and confident in the steps we are taking and are committed to our brands.

We are confident this transaction will benefit our partners and enable us to become an even stronger partner to you.

Sycamore’s investment in Boots, in the UK and Ireland and globally, reflects its confidence in the important role we play for our customers, patients, colleagues and communities – both today and in the future. We remain focused on our transformation to further strengthen our position as the leading UK and Ireland beauty business – winning market share and new customers; evolving our healthcare business; and enhancing our digital experience and store estate.

While this announcement is a significant milestone, it is important to note that nothing is changing today and our focus remains on serving the needs of our partners, customers and patients. There are several steps required before we close the transaction, which we expect to occur in the fourth quarter of calendar year 2025.

As we work through these next steps, we remain a public company and will continue to operate with excellence just as we do today. You should also not expect any changes in the way we work with your organisation. All our current agreements will remain in place, and you will be able to work with the same Boots Opticians contacts. We will continue to collaborate with you in the same way we always have. Our UK and Ireland headquarters will remain in Nottingham, London and Dublin. We will continue to contribute to the communities in which we operate today.

During our over 175-year history, we have had different owners that have supported the growth and development of the company to what it is today. What has, and will always remain, is a dedication to working together, with you our valued partners, to deliver the very best in health and beauty for our customers, patients and communities.

Thank you for being a valued partner. Please do let me know if you have any questions.

Kyle

Kyle Rowe

Managing Director

Boots Opticians UK

Additional Information and Where to Find It

In connection with the proposed transaction between Walgreens Boots Alliance, Inc. (the “Company”) and affiliates of Sycamore Partners Management, L.P. (“Sycamore Partners”), the Company will file with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement on Schedule 14A relating to its special meeting of stockholders, which will be mailed to the Company’s stockholders, and the Company and certain affiliates of the Company will jointly file a transaction statement on Schedule 13E-3. The Company may file or furnish other documents with the SEC regarding the proposed transaction. INVESTORS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT, THE SCHEDULE 13E-3 AND ANY OTHER RELEVANT DOCUMENTS FILED BY THE COMPANY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, SYCAMORE PARTNERS AND THE PROPOSED TRANSACTION.

Stockholders may obtain free copies of the proxy statement and the Schedule 13E-3 (when available) and other documents the Company files with the SEC from the SEC’s website at www.sec.gov or through the Investors portion of the Company’s website at investor.walgreensbootsalliance.com under the link “Financials and Filings” and then under the link “SEC Filings” or by contacting the Company’s Investor Relations team by e-mail at Investor.Relations@wba.com.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed transaction. Information regarding the Company’s directors and executive officers is contained in the Company’s proxy statement for its 2025 annual meeting of stockholders filed with the SEC on December 13, 2024 (https://www.sec.gov/ix?doc=/Archives/edgar/data/1618921/000155837024016214/tmb-20250130xdef14a.htm) under the sections entitled “Corporate governance,” “Security ownership of certain beneficial owners and management” and “Executive compensation.” To the extent that holdings of the Company’s securities have changed since the amounts set forth in the Company’s proxy statement for its 2025 annual meeting of stockholders, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Other information regarding the participants in the proxy solicitation and a description of their interests will be contained in the proxy statement and other relevant materials to be filed with the SEC relating to the proposed transaction. These documents can be obtained (when available) free of charge from the sources indicated above.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts, such as statements regarding our expectations, intentions or strategies regarding the future. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “accelerate,” “aim,” “ambition,” “anticipate,” “approximate,” “aspire,” “assume,” “believe,” “can,” “continue,” “could,” “create,” “enable,” “estimate,” “expect,” “extend,” “forecast,” “future,” “goal,” “guidance,” “intend,” “long-term,” “may,” “model,” “ongoing,” “opportunity,” “outlook,” “plan,” “position,” “possible,” “potential,” “predict,” “preliminary,” “project,” “seek,” “should,” “strive,” “target,” “transform,” “trend,” “vision,” “will,” “would,” and variations of these terms or other similar expressions, although not all forward-looking statements contain these words. Such statements include, but are not limited to, statements regarding the proposed transaction, our ability to consummate the proposed transaction on the expected timeline or at all, the anticipated benefits of the proposed transaction, and the terms, the impact of the proposed transaction on our future business, results of operations and financial condition and the scope of the expected financing in connection with the proposed transaction. Forward-looking statements are based on current estimates, assumptions and beliefs and are subject to known and unknown risks and uncertainties, many of which are beyond our control, that may cause actual results to vary materially from those indicated by such forward-looking statements. Such risks and uncertainties include, but are not limited to: (i) the risk that the proposed transaction may not be completed in a timely manner or at all; (ii) the ability of affiliates of Sycamore Partners to obtain the necessary financing arrangements set forth in the commitment letters received in connection with the proposed transaction; (iii) the failure to satisfy any of the conditions to the consummation of the proposed transaction, including the receipt of certain regulatory approvals and stockholder approval; (iv) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the transaction agreements, including in circumstances requiring the Company to pay a termination fee; (v) the effect of the announcement or pendency of the proposed transaction on the Company’s business relationships, operating results and business generally; (vi) the risk that the proposed transaction disrupts the Company’s current plans and operations; (vii) the Company’s ability to retain and hire key personnel and maintain relationships with key business partners and customers, and others with whom it does business; (viii) risks related to diverting management’s attention from the Company’s ongoing business operations; (ix) significant or unexpected costs, charges or expenses resulting from the proposed transaction; (x) potential litigation relating to the proposed transaction that could be instituted against the parties to the transaction agreements or their respective directors, managers or officers, including the effects of any outcomes related thereto; (xi) uncertainties related to the continued availability of capital and financing and rating agency actions; (xii) certain restrictions during the pendency of the proposed transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; (xiii) uncertainty as to timing of completion of the proposed transaction; (xiv) the risk that the holders of Divested Asset Proceed Rights will receive less-than-anticipated payments or no payments with respect to the Divested Asset Proceed Rights after the closing of the proposed transaction and that such rights will expire valueless; (xv) the impact of adverse general and industry-specific economic and market conditions; and (xvi) other risks described in the Company’s filings with the SEC. Forward looking statements included herein are made only as of the date hereof and the Company does not undertake any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as required by law. All forward-looking statements in this communication are qualified in their entirety by this cautionary statement.